Exhibit 99.1

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors and Members

of IriSys, LLC

San Diego, California

We have audited the accompanying financial statements of IriSys, LLC, a California Limited Liability Company (the “Company”), which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations and members’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of IriSys, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PKF San Diego, LLP

(formerly PKF, LLP)

San Diego, California

May 18, 2021

IRISYS, LLC

BALANCE SHEETS

DECEMBER 31, 2020 AND 2019

	2020	2019
Assets

Current Assets
Cash and cash equivalents	$1,640,775	$289,419
Accounts receivable, net	3,187,637	2,458,243
Contract assets	420,115	903,143
Inventories	680,330	534,520
Prepaid expenses and other assets	2,859,238	594,033
Total Current Assets	8,788,095	4,779,358
Property and equipment, net	3,527,684	3,496,082
Total Assets	$12,315,779	$8,275,440

Liabilities and Members' Capital

Current Liabilities
Accounts payable	$1,310,531	$359,123
Contract liabilities	1,507,627	1,581,326
Other liabilities and accrued expenses	735,792	476,537
Current portion of equipment loans	229,031	203,400
Current portion of capital leases	60,000	—
Current portion of Economic Injury Disaster Loan	1,492	—
Related party convertible note payable, net of unamortized discount of $104,944	295,056	—
Paycheck Protection Program loan	857,573	—
Total Current Liabilities	4,997,102	2,620,386
Equipment loans, net of current portion	813,787	305,608
Economic Injury Disaster Loan, net of current portion	148,508	—
Capital leases, net of current portion	170,860	—
Related party note payable	—	800,000
Deferred rent, net of current portion	908,188	1,115,229
Total Liabilities	7,038,445	4,841,223
Commitments and Contingencies (Notes 6, 7, 8 and 9)
Members' Capital	5,277,334	3,434,217
Total Liabilities and Members' Capital	$12,315,779	$8,275,440

The accompanying notes are an integral part of these financial statements

IRISYS, LLC

STATEMENTS OF OPERATIONS AND MEMBERS' CAPITAL

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Revenues	$12,382,242	$10,248,046
Cost of Revenues	5,979,450	4,940,711
Gross Profit	6,402,792	5,307,335
Selling, General, and Administrative Expenses	4,632,495	4,179,551
Operating Income	1,770,297	1,127,784
Other Income (Expense)
Interest expense	(66,052)	(82,301)
Interest and other income	12,939	152,757
Total Other (Expense) Income	(53,113)	70,456
Net Income	$1,717,184	$1,198,240

Members' Capital, Beginning	$3,434,217	$2,410,469
Change in accounting principle	—	(174,492)
Beneficial conversion feature	125,933	—
Net income	1,717,184	1,198,240
Members' Capital, Ending	$5,277,334	$3,434,217

The accompanying notes are an integral part of these financial statements

IRISYS, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

	2020	2019
Cash Flows from Operating Activities
Net income	$1,717,184	$1,198,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	534,022	469,067
Deferred rent	(207,041)	(141,878)
Accretion of discount on convertible note	20,989	—
Bad debt expense	306,066	9,972
Gain on Economic Injury Disaster Loan Advance forgiveness	(10,000)	—
Change in operating assets and liabilities:
Accounts receivable	(1,035,460)	(566,647)
Inventories	(145,810)	(62,974)
Contract assets	483,028	(520,642)
Prepaid expenses and other assets	(1,476,501)	(371,653)
Accounts payable	162,704	139,117
Contract liabilities	(73,699)	361,302
Other liabilities and accrued expenses	263,633	(71,928)
Net Cash Provided by Operating Activities	539,115	441,976

Cash Flows from Investing Activities
Purchases of property and equipment	(330,350)	(910,158)
Net Cash Used in Investing Activities	(330,350)	(910,158)

Cash Flows from Financing Activities
Payments on equipment loans	(227,534)	(209,878)
Payments on capital leases	(8,792)	(478,169)
Payments on related party notes	(800,000)	—
Proceeds from equipment loans	761,344	—
Proceeds from Paycheck Protection Program loan	857,573	—
Proceeds from Economic Injury Disaster Loan	160,000	—
Proceeds from related party motes	—	800,000
Proceeds from related party convertible note	400,000	—
Net Cash Provided by Financing Activities	1,142,591	111,953
Net Increase (Decrease) in Cash and Cash Equivalents	1,351,356	(356,229)
Cash and Cash Equivalents at Beginning of Year	289,419	645,648

Cash and Cash Equivalents at End of Year	$1,640,775	$289,419

Supplemental Disclosures of Cash Flow Information:

Cash Paid During the Year For:
Interest	$54,936	$82,301
Taxes	—	—
Non-Cash Investing and Financing Information:
Beneficial conversion feature	$125,933	$—
Equipment deposit in accounts payable	788,704	—
Equipment acquired through capital leases	235,274	—

The accompanying notes are an integral part of these financial statements

IRISYS, LLC

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

NOTE 1 – NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

IriSys, LLC (the “Company”), was established on January 7, 2015 as a California Limited Liability Company, located in San Diego, California. IriSys, LLC provides contract pharmaceutical product development and manufacturing services specializing in formulation research and development, cGMP (current Good Manufacturing Practices) manufacturing of clinical trial materials and commercial pharmaceutical products, and consulting related to the drug development process.

Except as otherwise provided by the Limited Liability Company Act, the debts, obligations, and liabilities of the Company, whether arising in contracts, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the members of the Company shall not be obligated personally for any such debts, obligations, or liabilities of the Company solely by reason of being members of the Company. The Company has no termination date.

Basis of Accounting

The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reports of amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

COVID-19

In March 2020, the World Health Organization declared a pandemic due to the outbreak of the coronavirus disease (“COVID-19”). This had a severe economic impact on the United States, with several states, including California, issuing mandatory “shelter in place” orders for all persons except those deemed to be essential employees in March 2020. The stay-at-home orders resulted in a significant decline in retail sales. As a result, during the year ended December 31, 2020, Scot-Tussin sales decreased at retail outlets and there were not enough sales to meet certain profit margin goals, which resulted in a refund to the retail outlets. Most Company operations not affected by COVID-19.

Additionally, COVID-19 has caused significant economic uncertainty throughout 2020 and 2021, on both a domestic and global scale. This disruption, while expected to be temporary, is of an unknown duration, and may result in a material adverse impact on the Company’s financial position, operations, and cash flows. Possible effects may include, but are not limited to, disruption to the Company’s customers and revenue, absenteeism in the Company’s labor workforce, unavailability of inventory, and delayed collection of receivables.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of less than 90 days as cash equivalents. Cash and cash equivalents include cash in readily available checking and money market accounts.

Accounts Receivable, Net

Accounts receivable are stated at the historical carrying amount net of write-offs and allowances for uncollectible accounts. The Company establishes an allowance for uncollectible accounts based on historical experience and any specific customer collection issues that the Company has identified. The allowance for uncollectible accounts was approximately $10,000 at December 31, 2020 and 2019. No interest on past due amounts is charged. Uncollectible accounts receivable are written off when a settlement is reached for an amount that is less than the outstanding balance or when the Company has determined that the balance will not be collected. During the years ended December 31,

2020 and 2019, the Company wrote off approximately $306,000 and $10,000, respectively, of uncollectible accounts receivable balances.

Inventories

Inventories are stated at the lower of cost or net realizable value. Average cost is used to determine the cost of inventories. Inventories include supplies and materials. In evaluating whether inventory is stated at the lower of cost or net realizable value, management considers such factors as the amount of inventory on hand, estimated time required to sell such inventory, and remaining shelf life.

Prepaid Expense and Other Assets

Prepaid expenses and other assets consist primarily of prepaid amounts on licenses, subscriptions, insurance, and occasionally deposits on customized equipment. The balance of prepaid expenses and other assets at December 31, 2020 was $2,859,238, of which approximately $2,144,000 was related to deposits on equipment. The balance of prepaid expenses and other assets at December 31, 2019 was $594,033.

Property and Equipment, Net

Property and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; which range from 3 to 15 years. Leasehold improvements are amortized over the lesser of their economic life or the life of the related lease. Maintenance and repairs are charged to expenses as incurred; major renewals and betterments are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current earnings. Assets held under capital leases are recorded at the lesser of the present value of the future minimum lease payments or the fair value of the asset and are amortized over the lesser of the related lease term or the estimated productive life of the asset. Amortization of assets under capital leases is included in depreciation and amortization expense.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets periodically and upon the occurrence of events or changes in circumstances that indicate that the recoverability of the carrying value of an asset should be reassessed. Management determines the potential impairment by comparing the carrying value of the long-lived asset or asset group with the projected undiscounted cash flows expected to result from the use of the assets, including cash flows from disposition. Should the sum of the expected future net undiscounted cash flows be less than the carrying value, the Company may be required to recognize an impairment loss at that date.

The amount of impairment, if any, is measured based on the difference between the fair value and the carrying value of the assets and is charged to operations in the period in which the asset impairment is determined by management. No impairment losses were identified by management during the years ended December 31, 2020 and 2019.

Fair Value of Financial Instruments

The carrying amounts of cash and cash equivalents, receivables, contract assets, inventories, other assets, accounts payable, contract liabilities, and other liabilities and accrued expenses approximate fair value due to the short-term nature of those instruments. The carrying amount of the Company’s related party notes, capital leases, Paycheck Protection Program loan, Economic Injury Disaster Loan, and equipment loans approximates fair value as the interest rate on the debt approximates the estimated borrowing rate currently available to the Company.

Deferred Rent

The Company amortizes its operating lease for its building using the straight-line method. The differences between rents actually paid and the straight-line method are accumulated within deferred rent. The Company’s building lease also provides an allowance for tenant improvements. The allowance for tenant improvements is recorded on the Company’s financial statements as leasehold improvements and deferred rent liability and is amortized to rent expense over the life of the lease. At December 31, 2020 and 2019, the Company had $1,093,802 and $1,256,926 in deferred rent, respectively, of which the current portions are included within other liabilities and accrued expenses.

Revenue Recognition

The Company recognizes revenues from primarily the following sources: contract manufacturing, research and development, and consulting. The Company also manufactures and sells proprietary cough suppressant and cold relief products for diabetics (“Scot-Tussin”).

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASU 2014-09”). The core principle of the guidance in Accounting Standards Codification (“ASC”) Topic 606 (“ASC 606”) is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company adopted ASC 606 effective January 1, 2019.

Effective January 1, 2019, the Company applied a modified retrospective adoption of the new revenue recognition standard. The impact of the new revenue recognition standard results in a change to the timing of the Company’s revenue recognition policy for its contract manufacturing, research and development, and consulting. Prior to the adoption of ASC 606, revenue from contract manufacturing for pharmaceutical products was recognized either upon the delivery of products or when products had been released and stored at the request of the customer and collectability was reasonably assured; and research and development services and consulting were recognized ratably over the associated period of performance, unless there was no discernable pattern of performance, then revenue was recognized on a straight-line basis.

Under the new revenue recognition standard, the Company applies a 5-step model to determine when to recognize revenue and in what amount: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligation in the contract; and (5) recognize revenue when (or as) the Company satisfies a performance obligation. Each of these steps involves the use of significant judgements. The Company changed its revenue recognition for its contract manufacturing, research and development, and consulting services to be satisfied over time as goods were produced and services rendered, rather than at a point in time. The Company is applying the new revenue recognition standard only to contracts not completed as of the date of initial application, referred to as “open contracts”. This adjustment resulted in the recognition of unbilled contract assets for revenue with a corresponding reduction in work-in-progress inventory. The Company recognized the cumulative effect of initially applying the new revenue recognition standard as an adjustment to its opening retained earnings balance at January 1, 2019, included in members’ capital.

The following is a summary of the cumulative effect adjustment of adopting the new revenue recognition standard on prior balances reported:

	Balance as of December 31, 2018	Adjustments due to adoption of ASC 606	Balance as of January 1, 2019
Assets
Contract assets	$—	$382,501	$382,501
Inventories	638,158	(166,612)	471,546
Prepaid expenses	165,753	56,627	222,380

Liabilities
Contract liabilities	$—	$1,220,024	$1,220,024
Customer prepayments	773,016	(773,016)	—

Equity
Members' capital	$2,410,469	$(174,492)	$2,235,977

For contract manufacturing for pharmaceutical products, the customer and Company generally enter into a master supply agreement (“MSA”), that provides the framework under which business will be conducted. The Company and the customer will enter into more specific contracts under the MSA, that detail specific procedures and performance obligations, pricing terms, transfer of title and risk of loss, and other information. Some MSAs state that the customer will send purchase orders as needed with specific quantities. As a result, the Company considers its contract with a customer to be a combination of the MSA and the purchase order, or any other similar documents such as a statement of work, emails, or other communications that embody a commitment to the customer. Revenue is derived from the manufacturing of products, which are created according to customer specifications, and from additional testing procedures on the final products.

Revenue is recognized as work is performed on the contract over time. The Company has an enforceable right to payment for work completed to date and the goods do not have an alternative use once the manufacturing process has commenced. The Company records an unbilled contract asset for revenue related to its work-in-progress when the manufacturing process has commenced and there is a non-cancelable purchase order. The Company uses the input method of labor hours and materials to measure progress towards satisfying its performance obligation. The Company also does not disclose the information about remaining performance obligations that have original expected durations of one year or less. For the years ended December 31, 2020 and 2019, the Company recognized $3,097,873 and $2,964,316 in revenue related to contract manufacturing for pharmaceutical products, respectively.

For research and development revenue and consulting revenue, the customer and Company enter into a contract that products a framework under which business will be conducted. This contract identifies specific procedures and performance obligations, pricing terms, transfer of title and risk of loss, as well as other important information. In the course of the contract, the Company provides specific deliverables to the customer, detailing progress on the contract. Revenue is derived from testing and development procedures performed by the Company, which are performed according to customer specifications. Revenue is recognized as work is performed on the contract over time.

The Company has an enforceable right to payment for work completed to date and the intellectual property generated through the research and development procedures and consulting procedures do not have an alternative use once procedures have commenced. The Company records an unbilled contract for revenue related to its work-in-progress when research and development procedures and consulting procedures commence after a signed contract has been established. The Company uses the input method of labor hours and materials to measure progress towards satisfying its performance obligation. The Company also does not disclose the information about remaining performance obligations that have original expected durations of one year or less. For the year ended December 31, 2020, the Company recognized $8,997,188 and $121,200 in research and development revenue and consulting revenue, respectively. For the year ended December 31, 2019, the Company recognized $6,995,197 and $229,762 in research and development revenue and consulting revenue, respectively.

If assumptions change related to the inputs or outputs utilized to estimate the performance obligation associated with work-in-progress inventory, this could have a material impact on revenue and the corresponding margin recognized.

The Scot-Tussin revenue is generated from sales of product to distributors or private sellers. The Company manufactures all Scot-Tussin products internally. Revenue on these sales is recognized at a point in time, once control of the product has been transferred to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for fulfilled product orders, including estimates of variable consideration. The most common forms of variable consideration include trade programs, consumer incentives, coupon redemptions, allowances for unsaleable products, and any additional amounts where a distinct good or service cannot be identified or the value cannot be reasonably estimated. Uncertainties related to the estimate of variable consideration are resolved in a short time frame and do not require any additional constraint on variable consideration. Adjustments to variable consideration are recognized in the period the adjustments are identified and have historically been insignificant. During the year ended December 31, 2020, due to the impact of COVID-19, Scot-Tussin retail sales were impacted and the Company had to pay a penalty of approximately $102,000 for not hitting their minimum guaranteed sales margin in 2020. For the years ended December 31, 2020 and 2019, the Company recognized $165,981 and $58,771 in Scot-Tussin revenue, respectively.

Sales taxes and other sales-related taxes collected from customers and remitted to governmental authorities are presented on a net basis.

Contract Assets and Performance Obligations

A contract asset is recognized when the Company has recognized revenue but has not issued an invoice to its customer for payment. Contract assets are classified separately on the balance sheet and transferred to accounts receivable when rights to payment have become unconditional. Generally, the transfer from contract assets to accounts receivable occurs within the next fiscal year. The balance of contract assets at December 31, 2020 and 2019 was $420,115 and $903,143, respectively.

A performance obligation is an implicitly or explicitly promised good or service that is material in the context of the contract and is both capable of being distinct (customer can benefit from the good or service on its own or together with readily available resources) and distinct within the context of the contract (separately identifiable from other promises). The Company considers all activities included in its contracts and identifies those activities representing a promise to transfer goods or services to a customer.

Contract Liabilities

The Company at times requires customers to place deposits prior to manufacturing. Other times, the Company requires an initial prepayment prior to beginning a contract or prepayment before beginning a performance obligation. Revenues on these projects are deferred until the products are ready for shipment or services have been provided. The balance of contract liabilities at December 31, 2020 and 2019 was $1,507,627 and $1,581,326, respectively.

Cost of Revenues

Cost of pharmaceutical goods manufactured include actual product cost, quality control costs, change in inventory reserves, purchasing costs, and an allocation of indirect expenses related to these activities. Cost of research and development services includes related salaries, materials used in testing and development, and an allocation of indirect expenses that are related to these activities. Cost of consulting services includes related salaries and an allocation of indirect expenses related to these activities. Cost of Scot-Tussin revenue includes related salaries, materials used to create the product, and indirect expenses related to these activities.

Concentration of Credit Risk

The Company maintains cash balances with one financial institution. At December 31, 2020, accounts at this bank were insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000; however, at times, these balances may exceed the insured limits by the FDIC. At December 31, 2020, the Company had approximately $1,420,000 in balances over the FDIC limit. The Company has not sustained any credit losses from this institution.

For the year ended December 31, 2020, the Company had two customers which accounted for approximately 39% of revenues. The Company had two customers which accounted for approximately 85% of the Company’s accounts receivable balance at December 31, 2020. For the year ended December 31, 2019, the Company had two customers which accounted for approximately 28% of revenues. The Company had four customers which accounted for approximately 67% of the Company’s accounts receivable balance at December 31, 2019.

Advertising and Marketing

Advertising and marketing costs are expensed as incurred. Advertising and marketing expense was approximately $13,000 and $58,000 for the years ended December 31, 2020 and 2019, respectively.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). When effective, the ASU will supersede FASB ASC 840, Leases, and add Topic 842, Leases to the FASB ASC. The core principle of the proposed requirements is that an entity should recognize assets and liabilities arising from a lease. This represents an improvement over existing lease requirements, which do not require lease assets and lease liabilities to be recognized by many lessees. The standard is effective January 1, 2022 for non-public business entities, with early adoption permitted. The ASU is expected to impact the Company’s financial statements as the Company has certain operating lease arrangements for which it is the lessee. The Company is evaluating its contractual arrangements to identify the effects of ASC Topic 842.

Reclassifications

Certain prior year balances have been reclassified to conform to current year presentation.

Income Taxes

The Company is not a tax paying entity for Federal income tax purposes. All taxable income is reported to the individual members and reported on their respective individual income tax returns. Therefore, no provision of liability for Federal income taxes has been recorded in the financial statements.

The Company adopted the accounting guidance for uncertainty in income taxes. The Company recognizes tax positions in the financial statements when it is more-likely-than-not the position will be sustained upon examination by the tax authorities. As of December 31, 2020 and 2019, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements. The Company recognizes interest and penalties related to uncertain tax positions in selling, general and administrative expenses. The Company’s tax returns are subject to examination by the Federal taxing authorities for a period of three years from the date they are filed and a period of four years for California taxing authorities. The Company believes it is no longer subject to tax examinations for years prior to 2017.

NOTE 2 – INVENTORIES

Inventories consist of the following as of December 31, 2020 and 2019:

	2020	2019
Raw materials	$659,742	$516,591
Finished goods	20,588	68,405
Total	$680,330	$584,996

NOTE 3 – PROPERTY AND EQUIPMENT, NET

Property and equipment consist of the following as of December 31, 2020 and 2019:

	2020	2019
Machinery and lab equipment	$5,177,841	$4,735,858
Office equipment	319,043	267,255
Furniture and fixtures	103,551	103,551
Leasehold improvements	2,102,994	2,030,722
	7,703,429	7,137,386
Accumulated depreciation and amortization	(4,175,745)	(3,641,304)
Total	$3,527,684	$3,496,082

Depreciation and amortization expense was $534,022 and $469,067 for the years ended December 31, 2020 and 2019, respectively, which is allocated between cost of revenues and operating expenses in the statements of operations and members’ capital.

NOTE 4 – OTHER LIABILITIES AND ACCRUED EXPENSES

Other liabilities and accrued expenses consist of the following as of December 31, 2020 and 2019:

	2020	2019
Accrued vendor invoices	$148,707	$24,223
Accrued interest	11,116	—
Accrued payroll and benefits	390,355	310,617
Current portion of deferred rent	185,614	141,697
Total	$735,792	$476,537

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company has a service agreement with GNI USA, Inc., one of its member’s, which enables the Company to perform certain research, filing and other activities as may be necessary on behalf of GNI USA, Inc. Total fees charged to GNI USA, Inc. for the year ended December 31, 2019 was $22,813 of which $0 remain in accounts receivable at December 31, 2019.

During the year ended December 31, 2019, the Company entered into three unsecured notes with a member of the Company – a $300,000 note in June 2019, a $300,000 note in September 2019, and a $200,000 note in October 2019. The notes accrue interest at 6%, which is due annually. There is no set repayment schedule or due date. As of December 31, 2019, the balance of the notes was $800,000 and accrued interest on the notes was $0. During the year ended December 31, 2020, these loans, totaling to $800,000, were paid off in full. Interest paid on this balance during 2020 totaled $4,000.

The Company entered into an unsecured convertible note in November 2020 with a member of the Company for $400,000, at 3% interest, and is due November 11, 2021. The note has an option to convert into Company units on or after the maturity date if not paid. The note is convertible into units of the Company at a conversion price of $15.68. The Company evaluated the note for a beneficial conversion feature in accordance with FASB ASC 470-20 Debt with Conversion and Other Options. The Company determined that the conversation price was below the fair value of the Company’s units at the commitment date, and the convertible note contained a beneficial conversion feature. The Company recognized the intrinsic value of the embedded beneficial conversion feature of $125,933 as additional paid-in capital and reduced the carrying value of the note to $274,067. The carrying value will be accreted over the term of the convertible note up to the face value of $400,000. Accretion of $20,989 for the year ended December 31, 2020 is included in interest expense.

As of December 31, 2020, the carrying value of the convertible note was $400,000 and had an unamortized discount of $104,944, which will be recognized to interest expense in 2021. As of December 31, 2020, the note had accrued interest of $2,000.

NOTE 6 – LINE OF CREDIT AND EQUIPMENT LOANS

In December 2016, the Company entered a secured line of credit agreement with a bank to borrow up to $250,000. The line of credit is secured by certain assets of the Company and bears interest at 5.75% as of December 31, 2020 and 2019. The Company drew down on this line of credit during 2020 and 2019, however, was repaid by year-end and has a balance of $0 at December 31, 2020 and 2019. Interest paid on this balance during 2020 and 2019 totaled $250 and $3,167, respectively.

The Company has two secured equipment loans with the same bank. At December 31, 2020, these equipment loans had balances of $181,795 and $107,179, respectively. At December 31, 2019, these equipment loans had balances of $320,037 and $188,971, respectively. The equipment loans are secured by certain assets of the Company, bear interest at a fixed rate of 4.42% and 4.47%, and mature on May 15, 2022 and March 31, 2022, respectively.

In September 2020, the Company obtained a ten-year United States Small Business Administration (“SBA”) equipment loan for up to $840,000. This loan is secured by certain assets of the Company and bears interest at a variable rate of Wall Street Journal prime plus 2.25%, which was 5.5% as of December 31, 2020. The loan matures on September 10, 2030 and had a balance of $753,844 at December 31, 2020, with approximately $86,000 remaining to draw on the loan.

Future principal payments under equipment loans are due as follows:

Year Ending December 31:
2021	$229,031
2022	146,238
2023	73,329
2024	77,466
2025	81,835
Thereafter	434,919
$1,042,818

NOTE 7 – PAYCHECK PROTECTION PROGRAM LOAN

In May 2020, the Company applied for and received a Payroll Protection Program loan from the SBA authorized under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. The lender is JP Morgan Chase Bank, the loan amount was $857,573, it was received on May 1, 2020, and it matures two years from the distribution date. In accordance with the terms of the note, the loan could be used for payroll costs, expenses for health care benefits and retirement funds, and payments for the mortgage interest, rent utilities, and interest on other debt. Subject to the terms of the CARES Act and subsequent regulations, guidance, and interpretations issued by the SBA, some or all of the loan is subject to forgiveness. For portions not forgiven, interest at a rate of 1.00% accruing from the distribution date plus principal amounts necessary to amortize the loan by the maturity date was due monthly beginning seven months from the distribution date. As of December 31, 2020, the loan had not been forgiven and had approximately $6,300 of accrued interest.

NOTE 8 – ECONOMIC INJURY DISASTER LOAN

Additionally, in June 2020, the Company received $160,000 in loan funding from the SBA under the Economic Injury Disaster Loan (“EIDL”) program administered by the SBA, which program was expanded pursuant to the CARES Act. The EIDL is evidenced by a promissory note dated June 24, 2020 in the original principal amount of $160,000 with the SBA, the lender, of which $10,000 was deemed to be an EIDL Advance and was forgiven. As of December 31, 2020, the balance was $150,000 and had approximately $2,800 of accrued interest.

Under the terms of the EIDL note, interest accrues on the outstanding principal at the rate of 3.75% per annum. The term of the EIDL note is 30 years, though it may be payable sooner upon an event of default under the EIDL note. Under the EIDL note, the Company will be obligated to make equal monthly payments of principal and interest beginning in June 2021 through the maturity date of June 24, 2050. The EIDL note may be prepaid in part or in full, at any time, without penalty.

Future principal payments under the EIDL note are due as follows:

Year Ending December 31:
2021	$1,492
2022	3,068
2023	3,185
2024	3,307
2025	3,433
Thereafter	135,515
$150,000

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Operating Leases

On July 26, 2014, the Company signed a 130-month lease with a commencement date of December 26, 2014 for 24,431 square feet of office and lab space in San Diego, California. As of December 31, 2020, the lease calls for monthly payments of $58,903 inclusive of common area maintenance fees and includes an annual escalation clause in the following years. Rent expense was $617,014 and $633,042 for the years ended December 31, 2020 and 2019, respectively, which is allocated between cost of revenues and operating expenses on the statements of operations and members’ capital.

The future minimum lease obligations for the above lease are as follows:

Year Ending December 31:
2021	$708,746
2022	731,780
2023	755,563
2024	780,119
2025	602,473
$3,578,681

Capital Leases

The Company entered into three capital leases for certain equipment with terms of 36-60 months, expiring through November 2025. Equipment under the capital leases totaling $235,274 and accumulated amortization of $0 is included in property and equipment as of December 31, 2020. The Company had no capital leases as of December 31, 2019.

Future minimum lease payments under capital leases as of December 31, 2020 are as follow:

Year Ending December 31:
2021	$62,462
2022	61,770
2023	58,556
2024	29,132
2025	27,677
Thereafter	1,032
Total minimum lease payments	240,629
Less: Amount representing interest	9,769
Present value of lease payments	230,860
Current portion of capital lease	60,000
Capital lease, net of current portion	$170,860

Interest rates on capitalized leases are approximately 4% and are imputed based on the lower of the Company’s incremental borrowing rate at the inception of each lease or the lessor’s implicit rate of return.

Project in Process

In 2020, the Company entered into a construction commitment to build a specialized machine. The total cost of the project (machinery and related facility construction) is estimated to be approximately $4,500,000, with approximately $2,000,000 remaining at December 31, 2020 and is being funded through the use of cash and equipment loans. Construction is expected to be completed August 2021.

NOTE 10 – SUBSEQUENT EVENTS

In January 2021, the Company extended their office and lab space operating lease for 120 months with the option to extend, subject to a month of rent abatement, annual rent increases, and a tenant improvement allowance.

In April 2021, the Company applied for PPP loan forgiveness. The PPP loan was forgiven effective April 28, 2021 in its entirety.

Management has evaluated subsequent events, as defined by FASB ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on May 18, 2021.